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                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 11, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Reports to Shareholders of JPMorgan Capital Growth Fund (formerly, Chase Vista Capital Growth Fund), JPMorgan Focus Fund (formerly, Chase Vista Focus Fund), JPMorgan Growth & Income Fund (formerly, Chase Vista Growth & Income Fund), JPMorgan Dynamic Small Cap Fund (formerly, Chase Vista Dynamic Small Cap Fund), JPMorgan Small Cap Equity Fund (formerly, Chase Small Cap Equity Fund), JPMorgan Short Term Bond Fund II (formerly, Chase Vista Short Term Bond Fund), JPMorgan Strategic Income Fund (formerly, Chase Vista Strategic Income Fund), JPMorgan U.S. Treasury Income Fund (formerly, Chase Vista U.S. Treasury Income Fund), JPMorgan Fleming European Fund (formerly, Chase Vista European Fund), JPMorgan Fleming Japan Fund (formerly, Chase Vista Japan Fund) and JPMorgan H&Q Technology Fund (formerly, Chase Fleming H&Q Technology Fund), which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
July 27, 2001